                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-76236 and No. 33-93668) pertaining to the 1993 Directors' Stock Option Plan of Incyte Pharmaceuticals, Inc., (Form S-8 No. 33-76344, 33-93666, 333-13449 and 333-31413) pertaining to the 1991 Stock Plan of Incyte Pharmaceuticals, Inc., (Form S-8 No. 333-31409) pertaining to the 1997 Employee Stock Purchase Plan of Incyte Pharmaceuticals, Inc. and (Form S-8 No. 333-46639) pertaining to Options Assumed By Incyte Pharmaceuticals, Inc. Originally Granted Under The Synteni, Inc. 1996 Equity Incentive Plan of our report dated January 24, 2000, with respect to the consolidated financial statements and schedule of Incyte Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                             /s/ ERNST & YOUNG LLP

Palo Alto, California
March 16, 2000